Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY OPENS IN SHORT HILLS, NEW JERSEY

Calabasas Hills, CA — July 19, 2011 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced the opening of its newest Cheesecake Factory restaurant at the Mall at Short Hills in Short Hills, New Jersey.  The restaurant opened on July 18, 2011 and contains approximately 10,000 square feet and 277 seats.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 165 full-service, casual dining restaurants throughout the U.S., including 151 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  To learn more about the Company, please visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100